Exhibit 12.2

CERTIFICATION

I, Marco Guidi, certify that:

1.	I have reviewed this Amendment No.3 to the annual report on Form 20-F of Tanzanian Royalty Exploration Corporation (the “Company”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 17, 2018

/s/ Marco Guidi

Marco Guidi,

Chief Financial Officer

(Principal Financial and Accounting Officer)